December 30, 2016

Royal Energy Resources, Inc.

Attention: William L. Tuorto

56 Broad Street, Suite 2

Charleston, South Carolina 29401

Re:	Securities Purchase Agreement, dated March 21, 2016 and related Note (the “Rhino Note”), between Rhino Resource Partners LP (“Rhino”) and Royal Energy Resources, Inc. (“Royal”) and Secured Promissory Note, dated September 30, 2016 originally payable by Royal to Weston Energy LLC, as assigned to Rhino (the “Weston Note”)

Dear Bill:

As you are aware, Rhino and Royal are parties to the Rhino Note and, by assignment, the Weston Note.

Under the terms of the Rhino Note, Royal has made total payments of $5,000,000. The total amount currently outstanding under the Rhino Note is $2,000,000. Under the terms of the Weston Note, the total amount outstanding is $2,000,000. Total aggregate amounts due under the Rhino Note and the Weston Note are referred to herein as the “Outstanding Balance”.

It is the intent of Rhino and Royal to amend the terms of the Rhino Note and the Weston Note to extend the maturity dates thereof, and Rhino and Royal hereby agree that the maturity dates under the Rhino Note and the Weston Note are hereby extended to December 31, 2018, at which time the Outstanding Balance shall be due and payable to Rhino in full. Rhino and Royal further agree that the Outstanding Balance, including any interest thereon, may be converted, at the option of Royal, at any time prior to December 31, 2018, in exchange for unregistered Royal common stock issued to Rhino at a price per share equal to seventy five percent (75%) of the volume weighted average closing price for the ninety (90) trading days preceding the date of conversion, if such shall occur, provided that for the purpose of this calculation, such average closing price shall be no less than $3.50 and no more than $7.50.

Royal acknowledges and agrees to the amount and validity of the Rhino Note, the Weston Note, and the Outstanding Balance.

Except as modified hereby, the Rhino Note and the Weston Note shall remain in full force and effect, and are hereby ratified and affirmed by Rhino and Royal.

If the forgoing reflects your understanding and agreement, please execute this letter where indicated below, and return it to us.

Very truly yours,

Rhino Resource Partners LP

		By:	/s/ Richard A. Boone
		Title:	President

The foregoing is acknowledged and agreed:

Royal Energy Resources, Inc.

By:	/s/ William L. Tuorto
Title:	Chief Executive Officer